Exhibit 99.1

For Immediate Release	Leman Brothers
	Media Contact:	Monique Wise
1-646-333-9056
Mark Lane
1-646-333-8247

Barclays Capital
	Media Contact:	Leigh Bruce
44 (0)20-7773-7371
Peter Truell
1-212-412-7576
Simon Eaton
44 (0) 7917-068-479

	Investor Contact:	Mark Merson
44 (0) 20-7116-5752
John McIvor
44 (0) 20-7116-2929

BARCLAYS TO ACQUIRE LEHMAN BROTHERS’

BUSINESSES AND ASSETS

•                  Barclays Agrees to Acquire Lehman Brothers’ North American Investment Banking, and Fixed Income and Equities Sales, Trading and Research Operations, Including Approximately 10,000 Employees

•                  Discussions to Acquire Lehman Brothers’ Select Operations Outside of North America

•                  Barclays Agrees to Purchase Lehman Brothers’ Headquarters Office Building and Two Other Facilities

•                  Barclays Enters into Support Agreement with Lehman Brothers to provide:

•                  $500 Million DIP-Financing to Lehman Brothers Holdings Inc.

•                  A Substantial Interim Credit Facility to Lehman Brothers Inc.

London and New York, September 16, 2008 – Barclays Capital, the investment banking division of Barclays Bank PLC (LSE: BARC), has signed a definitive agreement to acquire substantially all of the North American businesses and operating assets of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. (NYSE: LEH), and certain related assets of Lehman Brothers Holdings Inc. and its affiliates for consideration consisting of assumed liabilities, $250 million in cash and certain contingent considerations.  Barclays also entered into a definitive agreement to acquire the headquarters of Lehman Brothers, located at 745 Seventh Avenue in New York City, as well as its two data centers located in New Jersey for an aggregate of approximately $1.45 billion.  The final acquisition price of the headquarters and other real estate assets is subject to appraised value.

The businesses to be acquired will include Lehman Brothers’ Investment Banking, and Fixed Income and Equities Sales, Trading and Research operations, as well as certain supporting functions.  These operations will be acquired by Barclays Capital, accelerating the growth of a formidable player in the global marketplace.  Approximately 10,000 employees of Lehman Brothers Inc. and Lehman Brothers Holdings Inc. in North America and certain of its subsidiaries will join Barclays upon the closing of the transactions.

In addition to the agreed transaction, Barclays Capital intends to immediately commence discussions with the relevant international regulatory authorities to acquire Lehman Brothers’ similar operations outside North America, although there can be no assurances such international operations will be acquired.

Barclays Capital also has agreed to provide debtor-in-possession (DIP) financing to Lehman Brothers Holdings Inc. of $500 million and a substantial interim credit facility to Lehman Brothers Inc. to fund Lehman Brothers Inc.’s ongoing operations.  Barclays has also entered into an agreement to provide information technology, operational and other support services.  These steps ensure Lehman Brothers’ continued operations and ability to meet client expectations.

Lehman Brothers Holdings Inc.’s U.S. registered broker-dealers will continue their normal operations.

Separately, Lehman Brothers Holdings Inc. is engaged in advanced discussions to sell its Investment Management Division to a third party in an unrelated transaction.

Commenting on this announcement, John Varley, Barclays Group Chief Executive, said, “The proposed acquisition of Lehman Brothers North American investment banking and capital market operations accelerates the execution of our strategy of diversification by geography and business in pursuit of profitable growth on behalf of our shareholders, in particular increasing the percentage of Barclays earnings sourced in North America. This transaction delivers the strategic benefits of a combination with Lehman Brothers core franchise, whilst meeting Barclays strict financial criteria, and strengthening our capital ratios.”

Robert E. Diamond, Jr., Barclays President, said, “This is a once in a lifetime opportunity for Barclays. We will now have the best team and most productive culture across the world’s major financial markets, backed by the resources of an integrated universal bank. We welcome the opportunity to add Lehman’s people and capabilities to the Barclays team.”

“This is a wonderful outcome for a great number of our employees that will preserve and strengthen our terrific franchise,” said Richard S. Fuld, Jr., Chairman and Chief Executive Officer of Lehman Brothers.

Bart McDade, Lehman Brothers President and Chief Operating Officer, said, “Lehman Brothers strength has always been our client franchise. With this transaction, we have the opportunity to continue the growth and development of our U.S. investment banking and capital market franchises with one of the leading financial institutions in the world. Together with Barclays, these businesses will be a part of a global financial services powerhouse delivering a comprehensive suite of products and services to our clients.”

The transactions have been approved by the Boards of Directors of Barclays Bank PLC, Lehman Brothers Holdings Inc. and Lehman Brothers Inc.  No shareholder approvals are required for the transactions.

The transaction is subject to Bankruptcy Court approval.  Lehman Brothers will file an emergency motion with the Bankruptcy Court for the Southern District of New York to seek a hearing to approve a break-up fee and related bid procedures and will seek a hearing in the Bankruptcy Court for later this week to obtain approval of the transaction.

About Barclays Bank PLC

Barclays is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services, with an extensive international presence in Europe, the USA, Africa and Asia.

With over 300 years of history and expertise in banking, Barclays operates in over 50 countries and employs 147,000 people.  Barclays moves, lends, invests and protects money for over 42 million customers and clients worldwide.

About Barclays Capital

Barclays Capital is the investment banking division of Barclays Bank PLC which has an AA long-term credit rating and a balance sheet of £1.4 trillion. With a distinctive business model, Barclays Capital provides large corporate, government and institutional clients with solutions to their financing and risk management needs. Barclays Capital has offices around the world, employs over 16,300 people and has the global reach and distribution power to meet the needs of issuers and investors worldwide.

About Lehman Brothers

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high net worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity. The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world. For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.

Analyst and Investor Conference Call

A conference call for analysts and institutional investors will be hosted by John Varley, Barclays Group Chief Executive and Robert E. Diamond, Jr., Barclays President. The call will commence at 12.00pm (BST) 17 September 2008.

To access the live conference call please dial 0845 401 9092 (UK callers) or +44 20 3023 4419 (all other locations). Access code: “Barclays Announcement”.  A live webcast of the conference call will also be available at www.barclays.com/investorrelations.

A replay of the conference call and webcast will be available after the event. Access will be available via the Barclays investor relations website at the above address.

Forward-looking statements

This announcement contains certain forward-looking statements with respect to certain of Barclays plans and its current goals and expectations relating to its future financial condition and performance and which involve a number of risks and uncertainties. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as ‘aim’, ‘anticipate’, ‘target’, ‘expect’, ‘estimate’, ‘intend’, ‘plan’, ‘goal’, ‘believe’, or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding consummation of the proposed acquisition of the Lehman Brothers businesses by Barclays within the expected timeframe and on the expected terms (if at all), the benefits of the proposed acquisition of certain of the Lehman Brothers businesses by Barclays, including the achievement of synergy targets, Barclays future financial position, income growth, impairment charges, business strategy, projected costs, estimates of capital expenditure and revenue benefits, projected levels of growth in the banking and financial markets, the enlarged group’s future financial and operating results, future financial position, projected costs, estimates of capital expenditure, and plans and objectives for future operations of Barclays and the enlarged group and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, UK domestic and global economic and business conditions, the effects of continued volatility in credit markets, market-related risks such as changes in interest rates and exchange rates, the policies and actions of governmental and regulatory authorities, changes in legislation, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS, the outcome of pending and future litigation, the success of future acquisitions and other strategic transactions and the impact of competition — a number of which factors are beyond Barclays control. As a result, Barclays actual future results may differ materially from the plans, goals, and expectations set forth in Barclays forward-looking statements. Any forward-looking statements made herein by or on behalf of Barclays speak only as of the date they are made. Except as required by the FSA, the London Stock Exchange or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in Barclays expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has filed or may file with the SEC.

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